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                                                                     Exhibit 5.1

                                                                    June 4, 1999


Online Resources & Communications Corporation
7600 Colshire Drive
McLean, Virginia  22102

         Re: Online Resources & Communications Corporation Registration Statement on Form S-1


Ladies and Gentlemen:

        You have requested our opinion, as counsel for Online Resources & Communications Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Abbreviated Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration of $3,565,000 of Common Stock, par value $.0001 per share, of the Company (the "Common Stock"). The Abbreviated Registration Statement relates to the same class of securities registered pursuant to the Company's Registration Statement on Form S-1 (File No. 333-74777) declared effective on June 3, 1999 (the "Initial Registration Statement").

        The Abbreviated Registration Statement, together with the Initial Registration Statement, relates to an offering of up to $49,910,000 of Common Stock, all of which are being sold by the Company.

        We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that, when there has been compliance with the Act and the applicable state securities laws, the shares of Common Stock to be sold by the Company, when issued, delivered, and paid for in the manner described in the form of underwriting agreement, filed as Exhibit 1.1 to the Initial Registration Statement, will be legally issued, fully paid and nonassessable.



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Online Resources & Communications Corporation
June 4, 1999
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         We express no opinion as to the laws of any
jurisdiction other than the State of Delaware and the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included in the Initial Registration Statement.


                                        Very truly yours,

                                        PATTON BOGGS LLP

                                        By:/s/ Mary M. Sjoquist
                                           -----------------------------
                                           Mary M. Sjoquist